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                                                                      EXHIBIT 5



                                  June 30, 1997




Big Lake Financial Corporation
1409 South Parrott Avenue
Okeechobee, FL  34974

Gentlemen:

     This opinion is issued in connection with the filing by Big Lake Financial Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4, as amended (the "Registration Statement"), with respect to the offer and sale of shares of common stock, par value $.01 per share, of the Company (the "Shares") pursuant to an Amended and Restated Agreement and Plan of Reorganization, between the Company, CNB Financial Corporation, Big Lake National Bank and Clewiston National Bank (the "Agreement").

     We have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

     Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the Registration Statement, the Agreement, and the Restated Articles of Incorporation of the Company, will be legally issued, fully paid and nonassessable Shares of common stock of the Company.

     The opinion expressed herein is limited to the laws of the State of Florida.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the


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Big Lake Financial Corporation
June 30, 1997
Page 2

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Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             SMITH, MACKINNON, HARRIS, GREELEY,
                                                  BOWDOIN & EDWARDS, P.A.



                                                 /s/ John P. Greeley
                                             ----------------------------------
                                             By:  John P. Greeley

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